Exhibit 99.1

Firefly Neuroscience Achieves Multi-Fold Database, IP Portfolio, and Commercial Footprint Expansion Through Acquisition of Evoke Neuroscience, Inc.

Builds upon Firefly’s recent acceptance into the NIVIDIA Connect program

Marks next major step toward building a proprietary foundation model of the human brain

KENMORE, N.Y., May 5, 2025 – Firefly Neuroscience, Inc. (“Firefly,” or the “Company”) (NASDAQ: AIFF), an Artificial Intelligence (“AI”) company developing innovative solutions that improve brain health outcomes for patients with neurological and mental disorders, is pleased to announce its acquisition of Evoke Neuroscience, Inc. (“Evoke”), a medical device company developing and commercializing technologies to aid in the comprehensive assessment of brain health. The transaction marks another important step toward Firefly building a proprietary foundation model of the human brain using its FDA-cleared Brain Network Analytics (“BNA™”) technology.

As a result of the acquisition, Firefly’s assets and business now include:

●	The largest known proprietary database of >180,000 standardized, EEG/ERP assessment records

●	27 granted patents

●	>60 current commercial users

These increases in propriety brain scans, patents and commercial sites represent greater than two-fold, three-fold and 10-fold expansions, respectively, as a result of the acquisition.

Purchase terms include:

●	$6 million, to be paid 50% in cash and 50% in Firefly’s common stock priced at $3.50 per share.

●	Eligibility for Evoke’s investors to receive a $500,000 earn-out to be paid in cash upon Evoke’s acquired business achieving at least $3 million in annualized revenues within the next three years.

“Over the past 16 years, we have generated approximately $30 million in total revenues while also amassing the largest known collection of EEG/ERP electrophysiology data via our proprietary hardware and software developed to aid in the diagnosis of brain disorders and disease,” said David Hagedorn Ph.D., BCN, Evoke’s CEO and CSO. “Given the obvious technological, clinical and commercial synergies between Evoke and Firefly, we believe this transaction represents a natural and important evolutionary step for both companies as we work together to establish a strong and growing business for all of our shareholders.”

“These are exciting times as Firefly enters into a period of anticipated rapid growth and potentially game-changing innovation,” said Greg Lipschitz, CEO of Firefly. “As our already unparalleled BNA™ database continues to grow with each new clinical study and/or clinical assessment in which our respective technologies are used, and armed with vital access to NVIDIA’s advanced software development resources, industry-leading frameworks and software development kits, we believe this acquisition of Evoke represents a key step toward Firefly fulfilling its goal of building the world’s first EEG /ERP-based foundation model of the human brain.”

About Firefly

Firefly (NASDAQ: AIFF) is an AI company developing innovative solutions that improve brain health outcomes for patients with neurological and mental disorders. Firefly’s FDA-510(k) cleared Brain Network Analytics (BNA™) technology revolutionizes diagnostic and treatment monitoring methods for conditions such as depression, dementia, anxiety disorders, concussions, and ADHD. Over the past 15 years, Firefly has built a comprehensive database of brain wave tests, secured patent protection, and achieved FDA clearance. The Company is now launching BNA™ commercially, targeting pharmaceutical companies engaged in drug research and clinical trials, as well as medical practitioners for clinical use.

Brain Network Analytics was developed using artificial intelligence and machine learning on Firefly’s extensive proprietary database of standardized, high-definition longitudinal electroencephalograms (EEGs) and Cognitive EEG (ERPs) of over 17,000 patients representing twelve disorders, as well as clinically normal patients. BNA™, in conjunction with an FDA-cleared EEG system, can provide clinicians with comprehensive insights into brain function. These insights can enhance a clinician’s ability to accurately diagnose mental and cognitive disorders and to evaluate what therapy and/or drug is best suited to optimize a patient’s outcome.

Please visit https://fireflyneuro.com/ for more information.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws concerning Firefly. These forward-looking statements include express or implied statements relating to Firefly’s management teams’ expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Firefly will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Firefly’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those factors described under the heading “Risk Factors” in the reports and other filings of Firefly with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Firefly’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Forward-looking statements included in this press release only speak as of the date they are made, and Firefly does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor & Media Contact:

Stephen Kilmer
(646) 274-3580
stephen.kilmer@fireflyneuro.com